Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-195332

SUPPLEMENT NO. 1 Dated September 10, 2014

to PROSPECTUS and PROSPECTUS SUPPLEMENT

each Dated April 17, 2014

US $3,000,000,000

JOHN DEERE CAPITAL CORPORATION

JDCC InterNotes®

Due Nine Months or More from Date of Issue

This Supplement amends certain subsections in the Prospectus Supplement under the heading “United States Federal Income Taxation” as follows:

The text of the subsections entitled “Non-U.S. Holders” and “Information Reporting and Backup Withholding” are amended by deleting the references to “Form W-8BEN” and replacing it in each place it appears with the following: “Form W-8BEN or W-8BEN-E, whichever is applicable,”.